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                                                                EXHIBIT 23.1


                       CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors and Shareholders
Wells-Gardner Electronics Corporation:


We consent to incorporation by reference in the Registration Statements on Form S-8 (#2-72090, #2-09137, #33-63920, #33-61535, and #33-02981) of Wells-Gardner
Electronics Corporation of our report dated April 30, 1998, relating to
statements of   assets acquired of the mechanical coin door business of Coin
Controls, Inc. at September 30, 1996 and 1997, and the related statements of revenues and certain expenses for the years then ended, which reports are included in this Current Report on Form 8-K/A of Wells-Gardner Electronics Corporation.



                                                    /s/ KPMG Peat Marwick LLP





Chicago, Illinois
August 5, 1998